EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-79867 and 333-100517 of Nevada Gold & Casinos, Inc. on Form S-8 of our reports dated July 27, 2007, relating to the accompanying consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of Nevada Gold & Casinos, Inc. for the fiscal year ended April 29, 2007.

/S/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
July 30, 2007